EXHIBIT 10.4

NON-COMPETE, NON-SOLICITATION AND NON-DISCLOSURE AGREEMENT

THIS NON-COMPETE, NON-SOLICITATION AND NON-DISCLOSURE AGREEMENT (“Agreement”) dated as of June 1,2021 (the “Effective Date”), by and between ___________, an individual (“___________”), and ESPORTS ENTERTAINMENT GROUP, INC., a Nevada corporation (“ESports” or the “Company”). Each of _______ and ESports may be referred to hereinafter, individually, as a “Party” and together, the “Parties”.

WITNESSETH:

WHEREAS, _________ is a Key Employee (as such term is defined in the Equity Purchase Agreement (the “Purchase Agreement”) of even date herewith among the Company, ______, a _____________ limited liability company (“_______”), and the equity holders of _____; and

WHEREAS, __________ has been and will be given access to, or otherwise came into contact with certain Confidential Information (as defined below) of ESports, and the Parties desire to prevent the dissemination, unauthorized disclosure or misuse of such information; and

WHEREAS, any reference to Esports herein shall be deemed to include the Company and any subsidiary or subsidiary undertaking of the Company or such companies.

NOW THEREFORE, in consideration of the foregoing, and for other good and valuable consideration, the Parties hereto mutually agree as follows:

1. Covenant Not to Compete.

(a) During the period commencing on the Effective Date and ending one year after the termination of _______’s employment howsoever arising (the “Term”), ________ shall not directly or indirectly, own, manage, engage in, operate, control, work for as an employee, consult with, render services to or for, invest in or participate in _______________that is the same or similar, , to any business of ESports (“Competitive Business”) in any country in which ESports conducts business during the Term (the “Restricted Territory”). Notwithstanding anything herein to the contrary, ________ may hold investments in any enterprise or Competitive Business if such investment constitutes five percent (5%) or less of the equity of such enterprise or Competitive Business, or such greater amount provided such ownership or investment was acquired prior to the Effective Date, and disclosed to the Employer on or before the Effective Date.

(b) As a separate and independent covenant, ___________ further agrees that during the Term, _________ shall not (i) cause, solicit, induce or encourage any employees of ESports to leave such employment or hire, employ or otherwise engage any such individual; (ii) cause, induce or encourage any customer, supplier, or licensor of ESports (including any person that becomes a customer of ESports after the Effective Date) , or any other person who has a material business relationship with ESports, to terminate or modify any such relationship as it relates to the business of ESports; or (iii) cause, induce or encourage any Prospective Customer of ESports not to do business with ESports. “Prospective Customer” means any person or entity which Esports can establish by documentary evidence as having an intention to order products or services from ESports or with whom ESports has had material contact and discussions regarding the ordering of products or services from ESports, in each case as of and after the Effective Date or as set forth in Exhibit A and 2) may continue to engage in the business activities set forth on Exhibit A.

2. Confidential Information.

(a) _________ acknowledges that, as a result of _________’s involvement by _________, ____________ has received and will receive confidential or proprietary information of ESports. Subject to Section 2(c), ___________ covenants and agrees that ________ shall not, directly or indirectly, disclose, reveal, divulge or communicate to any person other than authorized officers, directors, Employees, and professional advisors of ESports, or use or otherwise exploit for ________’s own benefit or for the benefit of anyone other than ESports, any Confidential Information. _________ shall not have any obligation to keep confidential any Confidential Information if and to the extent disclosure thereof is specifically required by applicable law; provided, however, that in the event disclosure is required by applicable law, ________ shall, to the extent reasonably possible and legally permissible, provide ESports with prompt notice of such requirement prior to making any disclosure so that the ESports may seek an appropriate protective order, at the ESport’s sole cost and expense.

(b) “Confidential Information” means any confidential information with respect to ESports, including, without limitation, methods of operation, customer lists, products and services, prices, fees, costs, technology, formulas, inventions, trade secrets, know-how, proprietary software, marketing methods, plans, suppliers, competitors, markets or other specialized information or proprietary matters.

(c) Notwithstanding anything to the contrary in this Section 2, ____ shall have no obligation hereunder with respect to Confidential Information that (i) is generally available to the public on the Effective Date, (ii) becomes generally available to the public other than as a result of a disclosure not otherwise permissible hereunder or a known breach by a third party of any confidentiality covenants owing by that party to ESports, (iii) is independently developed by _______ without the use of any such Confidential Information, (iv) is disclosed by a person or entity not subject to restrictions concerning the disclosure of such information, or (v) is required to be disclosed pursuant to court order or other legal process.

(d) With respect to ESports’s trade secrets, this Section 2 shall apply indefinitely. As to all other Confidential Information, this Section 2 shall expire upon expiration of the Term.

3. Scope of Coverage. The Parties agree and intend that the covenants contained in Section 1 and Section 2 of this Agreement shall be construed as separate covenants.

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4. Material Inducement. The covenants of _______ set forth in this Agreement constitute a material inducement for ESports to execute, deliver and consummate the Purchase Agreement and are an essential element of the acquisition of the businesses contemplated by the Purchase Agreement and, but for such covenants, ESports would not have executed and delivered the Purchase Agreement and would not have been willing to consummate the purchase of _______.

5. Injunctive Relief. Without intending in any way to limit the remedies available to the Company, __________hereby acknowledges that the breach, or attempted or threatened breach, of this Agreement by __________will result in immediate and irreparable harm to ESports and that damages at law might not be an adequate remedy for ESports, and further acknowledges and agrees that if _________ breaches any of the covenants contained in this Agreement, ESports may seek injunctive relief in any court of competent jurisdiction to restrain the breach of, or otherwise specifically to enforce, any of such covenants. Such injunctive relief shall be in addition to, and not in lieu of, any other remedies at law or in equity available to ESports.

6. Judicial Amendments; Severability. It is expressly understood and agreed that, although ESports and _________ consider the restrictions contained in this Agreement to be reasonable for the purpose of preserving for ESport’s benefit the proprietary rights, going business value and goodwill of the business of ESports, if a court of competent jurisdiction holds or deems that any of the separate covenants contained in this Agreement is unenforceable against _______in respect of the geographic area, then such unenforceable covenant shall be deemed eliminated from this Agreement for the purpose of such proceedings to the extent necessary to permit the remaining separate covenants to be enforced and such findings shall not affect the enforceability of any of the other separate covenants contained herein. If the court referred to above finds that any covenant or restriction contained in this Agreement is unenforceable for any other reason, then the provisions of such covenant shall not be rendered void but shall be deemed reduced or otherwise amended to the extent such court may judicially determine or indicate to be reasonable and so as to provide ESports, to the fullest extent permitted by applicable law, the benefits intended by this Agreement.

7. Entire Agreement; Assignment. This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter hereof, and supersedes all prior agreements, arrangements and understandings, written or oral, between the Parties. The rights and obligations of the Parties hereunder shall inure to the benefit of, and be conclusive and binding, upon each such Party and their respective successors and assigns. __________may not assign its obligations hereunder under any circumstances, but ESports may assign its rights hereunder to its subsidiaries or affiliates or to any third party that acquires all or substantially all of the assets of ESports.

8. Notices. All notices, demands and other communications to be given or delivered under or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been given (a) when transmitted via electronic mail to the e-mail address set out below (with confirmation of receipt), (b) the day following the day (except if not a Business Day then the next Business Day) on which the same has been delivered prepaid to a reputable national overnight air courier service or (c) the third (3rd) Business Day following the day on which the same is sent by certified or registered mail, postage prepaid. Notices, demands and communications, in each case to the respective Parties, shall be sent to the applicable address set forth below, unless another address has been previously specified in writing:

(a)	if to ESports:

ESports Entertainment Group, Inc.

13/14 Penthouse Office, Mannarino Road

Birkirkara, Malta BKR 9080

Attention: Grant Johnson, CEO

Email: grant@esportsentertainmentgroup.com

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with a copy to (which shall not constitute notice):

Lucosky Brookman LLP

101 Wood Avenue South

5th Floor

Woodbridge, NJ 08830

Attention: Joseph Lucosky

Email: jlucosky@lucbro.com

(b)	if to _______:

_________________

_________________

_________________

Email: ____________

with a copy (which shall not constitute notice) to:

__________________________

__________________________

__________________________

Attention: _________________

Email: ____________________

9. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original instrument, but all of which taken together shall constitute one agreement.

10. No Waiver. The failure of a Party to insist, in any one or more instances, upon the strict performance of the terms and conditions of this Agreement shall not be construed as a waiver or relinquishment of any right hereunder nor of the future performance of any such terms and conditions.

11. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by ________ and ESports.

12. Gender. All references in the Agreement to the masculine shall be deemed to include, where required or appropriate, the feminine or neuter genders.

13. Headings. Article, section and paragraph headings are inserted for convenience only and do not form a part of this Agreement.

14. ESports References. Throughout this Agreement, reference to ESports includes reference to all entities affiliated with ESports, including all subsidiaries of ESports which, for purposes of this Agreement, includes _________.

15. Governing Law. This Agreement shall be governed by and construed in accordance with the internal laws of _________________, without giving effect to any choice or conflict of law provision or rule.

16. Jurisdiction. Any controversy or claim arising out of or relating to this Agreement, or the breach thereof, shall be brought in the federal or state courts of the jurisdiction in which _______ is employed.

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IN WITNESS HEREOF, the undersigned execute this Agreement as of the date first set forth above.

COMPANY:

ESports Entertainment Group, Inc.
a Nevada corporation

By:
Name:	Grant Johnson_
Title:	Chief Executive Officer

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Exhibit A

Outside Business Activities

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